UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016 (December 23, 2016)

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2016, we entered into a Senior Secured Credit Facility Agreement (the “Loan Agreement”) with PLY Technology (“PLY”).  At the initial closing on December 23, 2016, we received gross proceeds of $543,110.30, which includes $60,000 previously advanced to us by PLY and issued to PLY a Senior Secured Convertible Promissory Note in the principal amount of $543,100.30 (the “Note”).  The Note is scheduled to mature on February 15, 2017 (the “Maturity Date”).  At any time prior to the Maturity Date or the earlier termination of the Loan Agreement, we can request up to $331,899.70 of additional loans, which additional loans may be made in the sole discretion of PLY.  We may prepay borrowings at any time, in whole or in part, without penalty.

The Loan Agreement provides that, until our obligations under the Loan Agreement are satisfied in full, (i) PLY has the sole and exclusive right to negotiate an Acquisition Proposal (as defined below) with us and (ii) neither we nor our representatives are permitted to solicit, initiate negotiations with, or enter into any agreement with a third party in relation to an Acquisition Proposal, in each case subject to certain exceptions relating to unsolicited Acquisition Proposals from third parties.  “Acquisition Proposal” means any proposal, offer or indication of interest relating to, or that would reasonably be expected to lead to, (i) any acquisition or purchase of (A) assets or businesses that constitute all or substantially all of our assets, or (B) beneficial ownership of twenty percent (20%) or more of any class of our equity securities; (ii) any purchase or sale of, or tender offer or exchange offer for, our equity securities that, if consummated, would result in any person or group beneficially owning twenty percent (20%) or more of any class of our equity securities; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving us, as a result of which the owners of our equity securities immediately prior to such event own less than 80% of our equity securities immediately following such event; or (iv) our liquidation or dissolution.

Prior to the Maturity Date, we intend to enter into an asset purchase agreement with PLY pursuant to which PLY will acquire substantially all of our assets.  The terms of the asset purchase agreement have not been finalized.

The loan will accrue interest on the unpaid principal balance at an annual rate of 18% and the principal amount and all accrued but unpaid interest thereon is due and payable on the Maturity Date.  In the event we are in default under the Loan Agreement or any related transaction document, including as a result of a default in our payment obligations, any amount due to PLY under the facility will, at PLY’s option, bear interest from the date due until such past due amount is paid in full at an annual default rate of 22%.  In addition, upon the occurrence and during the continuance of an event of default under the transaction documents, PLY may terminate its commitments to us and declare all of our obligations to PLY to be immediately due and payable.

While the Note is outstanding, but only upon the occurrence of (i) an event of default under the Loan Agreement or any related transaction document or (ii) our mutual agreement with PLY, PLY may convert, subject to certain beneficial ownership limitations, all or any portion of the outstanding principal, accrued and unpaid interest and any other sums due and payable under the Note or any other transaction document (such total amount, the “Conversion Amount”) into a number of shares of our common stock equal to: (i) the Conversion Amount divided by (ii) eighty-five percent (85%) of the lowest of the daily volume weighted average price of our common stock during the five business days immediately prior to the conversion date (the “Conversion Shares”).  Upon sale by PLY of Conversion Shares, if PLY realizes a net amount from such sale equal to less than the Conversion Amount, we are obligated to issue to PLY additional shares of our common stock equal to: (a) the Conversion Amount minus the net realized amount, divided by (b) the average volume weighted average price of our common stock during the five business days immediately prior to the date upon which PLY requests additional shares.

The payment and performance of all our indebtedness and other obligations to PLY, including all borrowings under the Loan Agreement and related agreements, are secured by first priority liens on substantially all of our assets pursuant to a Security Agreement.  Upon the occurrence and during the continuance of an event of default under the transaction documents, PLY may, at its option, exercise a number of remedies as a secured lender including selling, leasing or disposing all or a portion of our assets or retaining all or a portion of our assets in satisfaction of our obligations to PLY.

Of the proceeds received at the initial closing, $483,110.30 was used to pay in full all indebtedness outstanding under our Senior Secured Credit Facility Agreement with TCA Global Credit Master Fund, LP (“TCA”), entered into on December 24, 2015 and the other loan documents entered into in connection with such agreement (collectively, the “TCA Transaction Documents”).  Upon repayment of our indebtedness to TCA, TCA released its liens on our assets and the TCA Transaction Documents, subject to certain surviving provisions, were terminated.

In connection with the Credit Agreement, on December 23, 2016, we entered into a consulting agreement with PLY (the “Consulting Agreement”), pursuant to which we will assist PLY in connection with the operation of its business, which includes the sale of e-cigarette products and services, and granted to PLY a non-exclusive license to use our intellectual property rights in connection with the marketing, sale and distribution of products developed as a result of our services to PLY.  Unless earlier terminated, the Consulting Agreement is scheduled to expire on June 30, 2017.  For our services under the Consulting Agreement, we received a fee of $25,000 on December 23, 2016.

The foregoing summaries of the Loan Agreement, the Security Agreement, the Note and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto.

Item 1.02   Termination of a Material Definitive Agreement.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” regarding the termination of the facility with TCA is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” regarding the Loan Agreement and related transaction documents is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to the Loan Agreement, we may be required to issue an unknown number of Conversion Shares in accordance with the terms of the transaction documents.  The Note was issued to PLY in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01   Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Senior Secured Credit Facility Agreement dated December 23, 2016 by and between Vapor Hub International Inc. and PLY Technology.
10.2	Security Agreement dated December 23, 2016 by and between Vapor Hub International Inc. and PLY Technology.
10.3	Senior Secured Convertible Promissory Note dated December 23, 2016 issued by Vapor Hub International Inc. to PLY Technology.
10.4	Consulting Agreement dated December 23, 2016 by and between Vapor Hub International Inc. and PLY Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	December 30, 2016	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

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